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                                                                    Exhibit 4.04


                                   INTUIT INC.

                        1996 DIRECTORS STOCK OPTION PLAN

                   As Adopted by the Board on October 7, 1996
                and Approved by Stockholders on November 25, 1996
            As Most Recently Amended by the Board on October 9, 2002
                And Approved by Stockholders on December 12, 2002

      1. PURPOSE. This 1996 Directors Stock Option Plan (this "Plan") is established to provide equity incentives for non-employee members of the Board of Directors of Intuit Inc. (the "Company"), who are described in Section 6.1 below, by granting such persons options to purchase shares of stock of the Company.

      2. ADOPTION AND STOCKHOLDER APPROVAL. This Plan became effective on October 7, 1996, (the "Effective Date"), the date on which it was adopted by the Board of Directors of the Company (the "Board") and was approved by the stockholders of the Company, consistent with applicable laws on November 25, 1996. The amendments to the Plan that were approved by the Board on October 9, 2002 are subject to stockholder approval and become effective on the date on which they are approved by the Company's stockholders (the "Amendment Approval Date"). No stock option that is granted as a result of any increase in the number of shares authorized to be issued under this Plan shall be exercised prior to the time such increase has been approved by the stockholders of the Company and all such options granted pursuant to such increase shall terminate if such stockholder approval is not obtained.

      3. TYPES OF OPTIONS AND SHARES. Options granted under this Plan ("Options") shall be non-qualified stock options. The shares of stock that may be purchased upon exercise of Options granted under this Plan are shares of the Common Stock of the Company (the "Shares").

      4. NUMBER OF SHARES. The maximum number of Shares that may be issued pursuant to Options granted under this Plan (the "Maximum Number") is 1,050,000 Shares, subject to adjustment as provided in Section 11 of this Plan. If any Option is terminated for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options granted under this Plan; provided, however, that if the aggregate number of Shares subject to outstanding Options granted under this Plan plus the aggregate number of Shares previously issued by the Company pursuant to the exercise of Options granted under this Plan equals or exceeds the Maximum Number, then notwithstanding anything herein to the contrary, no further Options may be granted under this Plan until the Maximum Number is increased or the aggregate number of Shares subject to outstanding Options granted under this Plan plus the aggregate number of Shares previously issued by the Company pursuant to the exercise of Options granted under this Plan is less than the Maximum Number.

      5. ADMINISTRATION. This Plan shall be administered by the Board. The interpretation by the Board of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option.
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                                                                     Intuit Inc.
                                                1996 Directors Stock Option Plan


      6.    ELIGIBILITY AND AWARD FORMULA.

            6.1 Eligibility. Options shall be granted only to directors of the Company who are not current or former employees of the Company or any Parent, Subsidiary or Affiliate of the Company, as those terms are defined in Section 17 below (each such person referred to as a "Non-Employee Director").

            6.2 Initial Grant. Each Non-Employee Director who first becomes a member of the Board will automatically be granted an Option for 45,000 Shares (each such Option referred to as the "Initial Grant").

            6.3 Succeeding Grants. On each anniversary of an Initial Grant, each Non-Employee Director will automatically be granted an Option for 15,000 Shares (each such Option referred to as a "Succeeding Grant").

            6.4 Audit Committee Grants. Each Non-Employee Director who is appointed as a new member to the Audit Committee after the Amendment Approval Date will automatically be granted an Option for 5,000 shares on the day he or she is appointed. On each anniversary of a Non-Employee Director's first Option grant pursuant to this Section 6.4 on which the Non-Employee Director is a member of the Audit Committee, the Non-Employee Director will automatically be granted another 5,000 share Option (each such Option referred to as an "Audit Committee Grant").

            6.5 Compensation Committee Grants. Each Non-Employee Director who is appointed as a new member to the Compensation Committee after the Amendment Approval Date will automatically be granted an Option for 5,000 shares on the day he or she is appointed. On each anniversary of a Non-Employee Director's first Option grant pursuant to this Section 6.5 on which the Non-Employee Director is a member of the Compensation Committee, the Non-Employee Director will automatically be granted another 5,000 share Option (each such Option referred to as a "Compensation Committee Grant").

            6.6 Nominating & Governance Committee Grants. On the Amendment Approval Date, each member of the Nominating & Governance Committee will automatically be granted an Option for 5,000 Shares. Each Non-Employee Director who is appointed as a new member to the Nominating & Governance Committee after the Amendment Approval Date will automatically be granted an Option for 5,000 shares on the day he or she is appointed. On each anniversary of a Non-Employee Director's first Option grant pursuant to this Section 6.6 on which the Non-Employee Director is a member of the Nominating & Governance Committee, the Non-Employee Director will automatically be granted another 5,000 share Option (each such Option referred to as a "Nominating & Governance Committee Grant").

      7.    TERMS AND CONDITIONS OF OPTIONS. Subject to the following and to
Section 6 above:

            7.1 Form of Option Grant. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("Grant") in such form (which need not be the same for each Non-Employee Director) as the Board or its delegees shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

            7.2   Vesting.


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                                                                     Intuit Inc.
                                                1996 Directors Stock Option Plan


                  (a) Options granted prior to February 19, 1999 shall become exercisable as they vest according to the following vesting schedule: each Initial Grant and Succeeding Grant will vest as to twenty-five percent (25%) of the Shares upon the first anniversary of the date such Option is granted and an additional 2.0833% of the Shares each month thereafter, so long as the Non-Employee Director continuously remains a director or a consultant of the Company.

                  (b) Options granted under this Plan on or after February 19, 1999 but prior to November 30, 1999 shall be fully vested and exercisable on the date of grant.

                  (c) Initial Grants and Succeeding Grants granted on or after November 30, 1999 shall become exercisable as they vest according to the following vesting schedule: (i) each Initial Grant will vest as to 25% of the Shares upon the first anniversary of the date such Option is granted and an additional 2.0833% of the Shares each month thereafter and become fully vested on the fourth anniversary of the date of grant, so long as the Non-Employee Director continuously remains a director or a consultant of the Company, (ii) each Succeeding Grant will vest as to 50% of the Shares upon the first anniversary of the date such Option is granted and an additional 4.1666% of the Shares each month thereafter and become fully vested on the second anniversary of the date of grant, so long as the Non-Employee Director continuously remains a director or a consultant of the Company.

                  (d) Each Audit Committee Grant, each Compensation Committee Grant and each Nominating & Governance Committee Grant shall become exercisable as it vests as to 8.333% of the Shares each month following the date of grant and become fully vested on the first anniversary of the date of grant, so long as the Non-Employee Director continuously remains a director or a consultant of the Company.

                  (e) Any Option granted to an Non-Employee Director will vest as to 100% of the Shares subject to such Option, if the Non-Employee Director ceases to be a member of the Board or a consultant of the Company due to "total disability" or death (or his or her death occurs within three months of the Termination Date). For purposes of this Section 7.2(e), "total disability" shall mean: (A) (i) for so long as such definition is used for purposes of the Company's group life insurance and accidental death and dismemberment plan or group long term disability plan, that the Non-Employee Director is unable to perform each of the material duties of any gainful occupation for which the Non-Employee Director is or becomes reasonably fitted by training, education or experience and which total disability is in fact preventing the Non-Employee Director from engaging in any employment or occupation for wage or profit; or,
(ii) if such definition has changed, such other definition of "total disability" as determined under the Company's group life insurance and accidental death and dismemberment plan or group long term disability plan; and (B) the Company shall have received from the Non-Employee Director's primary physician a certification that the Non-Employee Director's total disability is likely to be permanent.

            7.3 Exercise Price. The exercise price of an Option shall be the Fair Market Value (as defined in Section 17.4) of the Shares at the time that the Option is granted.

            7.4 Termination of Option. Except as provided below in this Section, each Option shall expire ten (10) years after its date of grant (the "Expiration Date"). The Option shall expire when the Non-Employee Director ceases to be a member of the Board or a consultant of the Company. The date on which the Non-Employee Director ceases to be a member of the Board or a consultant of the Company shall be referred to as the "Termination Date." An Option may be exercised after the Termination Date only as set forth below:


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                                                                     Intuit Inc.
                                                1996 Directors Stock Option Plan


                  (a) Termination Generally. If the Non-Employee Director ceases to be a member of the Board or consultant of the Company for any reason except death or disability, then each Option to the extent then vested (as determined by Section 7.2 of this Plan) then held by such Non-Employee Director may be exercised by the Non-Employee Director within seven (7) months after the Termination Date, but in no event later than the Expiration Date.

                  (b) Death or Disability. If the Non-Employee Director ceases to be a member of the Board or consultant of the Company because of the death of the Non-Employee Director or the disability of the Non-Employee Director within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), then each Option to the extent then vested (as determined by Section 7.2 of this Plan) then held by such Non-Employee Director may be exercised by the Non-Employee Director (or the Non-Employee Director's legal representative) within twelve (12) months after the Termination Date, but in no event later than the Expiration Date.

      8.    EXERCISE OF OPTIONS.

            8.1 Exercise Period. Subject to the provisions of Section 8.5 below, Options granted on or after February 19, 1999 but prior to November 30, 1999 shall be fully vested and exercisable on the date of grant. Options granted prior to February 19, 1999 and Options granted on or after November 30, 1999 shall be exercisable as they vest.

            8.2 Notice. Options may be exercised only by delivery to the Company of an exercise agreement in a form approved by the Board or its delegees stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Non-Employee Director's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

            8.3 Payment. Payment for the Shares purchased upon exercise of an Option may be made (a) in cash or by check; (b) by surrender of shares of Common Stock of the Company that have been owned by the Non-Employee Director for more than six (6) months (and which have been paid for within the meaning of Securities and Exchange Commission ("SEC") Rule 144 and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or were obtained by the Non-Employee Director in the open public market, having a Fair Market Value equal to the exercise price of the Option; (c) by waiver of compensation due or accrued to the Non-Employee Director for services rendered; (d) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Non-Employee Director and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Non-Employee Director irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (e) provided that a public market for the Company's stock exists, through a "margin" commitment from the Non-Employee Director and an NASD Dealer whereby the Non-Employee Director irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (f) by any combination of the foregoing.


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                                                                     Intuit Inc.
                                                1996 Directors Stock Option Plan


            8.4 Withholding Taxes. Prior to issuance of the Shares upon exercise of an Option, the Non-Employee Director shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

            8.5 Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:

                  (a) An Option shall not be exercisable until such time as this Plan (or, in the case of Options granted pursuant to an amendment increasing the number of shares that may be issued pursuant to this Plan, such amendment) has been approved by the stockholders of the Company in accordance with Section 15 below.

                  (b) An Option shall not be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended (the "Securities Act") and all applicable state securities laws, as they are in effect on the date of exercise.

                  (c) The Board may specify a reasonable minimum number of Shares that may be purchased upon any exercise of an Option, provided that such minimum number will not prevent the Non-Employee Director from exercising the full number of Shares as to which the Option is then exercisable.

      9. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the Non-Employee Director, an Option shall be exercisable only by the Non-Employee Director or by the Non-Employee Director's guardian or legal representative, unless otherwise permitted by the Board. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

      10. PRIVILEGES OF STOCK OWNERSHIP. No Non-Employee Director shall have any of the rights of a stockholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan. The Company shall provide to each Non-Employee Director a copy of the annual financial statements of the Company, at such time after the close of each fiscal year of the Company as they are released by the Company to its stockholders.

      11. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such outstanding Options shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Company and compliance with applicable securities laws; provided, however, that no fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be rounded up to the nearest whole Share.

      12. NO OBLIGATION TO CONTINUE AS DIRECTOR. Nothing in this Plan or any Option granted under this Plan shall confer on any Non-Employee Director any right to continue as a director of the Company.


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                                                                     Intuit Inc.
                                                1996 Directors Stock Option Plan


      13. COMPLIANCE WITH LAWS. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange or national market system on which the Shares may be listed. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration or qualification requirement of any state securities laws, stock exchange or national market system.

      14. ACCELERATION OF OPTIONS UPON CERTAIN CORPORATE TRANSACTIONS. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Options granted under this Plan are assumed or replaced by the successor corporation, which assumption will be binding on all Non-Employee Directors), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) own less than 50% of the shares or other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale or transfer of a majority of the outstanding shares of the Company by tender offer or similar transaction, the vesting of all options granted pursuant to this Plan will accelerate and the options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Board determines, and if such options are not exercised prior to the consummation of the corporate transaction, they shall terminate in accordance with the provisions of this Plan.

      15. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan (but may not terminate or amend the terms of any outstanding option without the consent of the Non-Employee Director); provided, however, that the Board shall not, without the approval of the stockholders of the Company, increase the total number of Shares available under this Plan (except by operation of the provisions of Sections 4 and 11 above) or broaden the class of persons eligible to receive Options. In any case, no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Non-Employee Director.

      16. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within a period of ten (10) years from the Effective Date.

      17. CERTAIN DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

            17.1 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            17.2 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


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                                                                     Intuit Inc.
                                                1996 Directors Stock Option Plan


            17.3 "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

            17.4 "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                  (a) if such Common Stock is then quoted on the Nasdaq National Market, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

                  (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

                  (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported in The Wall Street Journal, for the over-the-counter market; or

                  (d) if none of the foregoing is applicable, by the Board in good faith.


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